UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 14, 2009

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2008, the Compensation and Benefits Committee of the Board of Directors of Penn Virginia Resource GP, LLC (the “Company”), general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), approved an amendment and restatement of the Company’s Fourth Amended and Restated Long-Term Incentive Plan (the “Plan”) to increase the number of units issuable under the Plan from 600,000 to 3,000,000 (the “Amendment”), subject to unitholder approval. The Amendment was approved by the Partnership’s unitholders at the Partnership’s Special Meeting held on January 14, 2009.

A copy of the amended and restated Plan approved by the Partnership’s unitholders is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2009

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan